UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2023

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Aptose Biosciences Inc.

(Exact name of registrant as specified in its charter)

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Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105

Toronto, Ontario M2J 4R3
Canada

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, on May 23, 2023, the shareholders of Aptose Biosciences Inc. (the “Company” or “Aptose”) approved a 1-for-10 to 1-for-20 reverse stock split of the Company's common shares at the Company’s 2023 Annual and Special Meeting, as described in the proxy statement dated April 18, 2023, and the Company’s Board of Directors determined a final ratio of 1-for-15 for the reverse stock split (the “Reverse Stock Split”). The following day, the Company filed articles of amendment under the Canadian Business Corporations Act to implement the Reverse Stock Split. On June 5, 2023, the Company announced that the Reverse Stock Split will become market effective and shares will begin trading on a split-adjusted basis on the Nasdaq Capital Market and the Toronto Stock Exchange (“TSX”) commencing upon market open on June 6, 2023. A copy of the certificate of amendment relating to the Reverse Stock Split (the “Certificate of Amendment”) is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 15 common shares issued and outstanding will be automatically combined and converted into one issued and outstanding common share. The Company will not issue any fractional shares in connection with the Reverse Stock Split. Instead, the number of shares will be rounded down to the next whole number and shareholders will not receive any compensation in lieu thereof. The Reverse Stock Split will not modify the rights or preferences of the common shares.

Immediately after the Reverse Stock Split becomes effective, there will be approximately 6.3 million common shares issued and outstanding. The common shares will trade under a new CUSIP number, 03835T309, and a new ISIN, CA03835T3091 effective June 6, 2023, and will continue to trade on Nasdaq under the symbol “APTO” and on TSX under the symbol “APS.” Proportionate adjustments will be made, as applicable, to the exercise prices and the number of common shares underlying Aptose’s outstanding equity awards, as well as to the number of common shares issuable under Aptose’s equity incentive plans and certain existing agreements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On June 5, 2023, the Company issued a press release announcing effectiveness of the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment
99.1	Press Release dated June 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: June 5, 2023	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer